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                                                                 EXHIBIT 10 (17)

                      AMENDMENT NO. 1 TO AGREEMENT BETWEEN
             PHARMACIA CORPORATION (FORMERLY NAMED MONSANTO COMPANY)
                  AND ROBERT B. SHAPIRO DATED DECEMBER 19, 1999


         This Amendment No. 1 dated as of January 25, 2001 to the Agreement between Pharmacia Corporation (formerly named Monsanto Company and referred to herein as the "Company"), and Robert B. Shapiro (the "Executive") dated as of December 19, 1999 (the "Agreement") hereby amends the Agreement as follows:

         WHEREAS, the Company and the Executive entered into the Agreement for the purpose, among other things, of providing for the Executive's performance of certain services and for certain compensation and benefits to be provided to Executive; and

         WHEREAS, the Agreement provides that the Company shall use its best efforts to cause the Executive to be named Chairman of its Board of Directors for a period of 18 months after the Effective Time (as defined in the Agreement), and the Executive and the Company desire to terminate this provision at the end of the Company's Board of Directors meeting on February 21, 2001; and

         WHEREAS, the Executive and the Company desire and intend that all other provisions of the Agreement remain unchanged and in full force and effect for the duration of the Agreement notwithstanding the fact that Executive will cease being Chairman of the Board after February 21, 2001; and

         WHEREAS, the Board of Directors of the Company at a meeting duly called and held on January 25, 2001 approved the proposed change in the Agreement and otherwise confirmed the Agreement as the continuing agreement of the Company notwithstanding the fact that Executive will cease being its Chairman of the Board after February 21, 2001, and authorized and directed the Company's Chief Executive Officer to execute such an amendment on behalf of the Company;

         NOW, THEREFORE, it is hereby agreed as follows:

         1. The first sentence of paragraph 1(a) of the Agreement is hereby amended in its entirety to read as follows:

                  The Company shall use its best efforts to cause the Executive to be named Chairman of its Board of Directors (the "Board") for the period beginning at the Effective Time and ending immediately after the meeting of the Board on February 21, 2001.

         2. All other provisions of the Agreement shall remain in full force and effect without change notwithstanding the fact that Executive will cease being Chairman of the Board of the Company after February 21, 2001.


         IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment No. 1 as of the day and year first above written.

                                                --------------------------------
                                                Robert B. Shapiro


                                                Pharmacia Corporation


                                            By:
                                                --------------------------------
                                                Fred Hassan
                                                Chief Executive Officer